Exhibit 3.20

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/13/2002
020511879 - 2222592

CERTIFICATE OF FORMATION

OF

SITHE/INDEPENDENCE LLC

This Certificate of Formation of Sithe/Independence LLC (the "Company"), dated as of August 13, 2002, is being duly executed and filed by the undersigned authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. Code § 18-101, et. seq.)

1. Name. The name of the Company is Sithe/Independence LLC.

2. Registered Office and Agent. The address of the Company's registered office in the State of Delaware is 15 East North Street, Dover, Delaware 19901. The name of the Company's registered agent is United Corporate Services, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of the Company as of this 13th day of August, 2002.

By: [signature]
Authorized Person

Name: Thomas Boehlert

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:52 PM 02/18/2005
FILED 04:25 PM 02/18/2005
SRV 050137968 - 2222592 FILE

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF FORMATION OF

SITHE/INDEPENDENCE LLC

THE UNDERSIGNED, desiring to amend the Certificate of Formation of **Sithe/Independence LLC,** pursuant to the provisions of Section 18-202 of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY as follows:

1. The name of the limited liability company is:

SITHE/INDEPENDENCE LLC

2. Article 2 of the Certificate of Formation shall be amended to read as follows:

The registered office of the limited liability company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801.

The registered agent of the limited liability company in the State of Delaware is The Corporation Trust Company, the business address of which is identical to the aforementioned registered office.

IN WITNESS WHEREOF, the undersigned executed this Certificate of Amendment to the Certificate of Formation on this 14TH day of February, 2005.

Sithe/Independence LLC
by its Sole Member
Sithe Energies U.S.A., Inc.

By: Carolyn M Campbell
Carolyn M. Campbell
Vice President and Secretary

SitheIndependenceLLC_Member's_CertofAmend_RegAgent